Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2012 and 2011	3

Balance Sheet as of June 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the six months ended June 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Operating Revenues	$44,861	$56,672	$169,830	$222,925

Operating Expenses
Operation
Natural gas purchased	18,150	27,874	92,122	136,530
Operation and maintenance	17,518	16,965	29,777	30,251
Depreciation and amortization	8,004	7,027	16,960	15,008
Taxes - other than income taxes	3,604	4,123	10,560	12,447
Total Operating Expenses	47,276	55,989	149,419	194,236
Operating Income	(2,415)	683	20,411	28,689

Other Income and (Deductions), net	538	296	1,414	(818)

Interest Charges, net
Interest on long-term debt	2,632	2,586	5,262	5,261
Other interest, net	363	439	256	685
	2,995	3,025	5,518	5,946
Amortization of debt expense and redemption premiums	44	44	88	88
Total Interest Charges, net	3,039	3,069	5,606	6,034

Income Before Income Taxes, Equity Earnings	(4,916)	(2,090)	16,219	21,837

Income Taxes	(884)	(375)	6,341	7,216

Net Income (Loss)	(4,032)	(1,715)	9,878	14,621
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	13	13	39	26

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(4,045)	$(1,728)	$9,839	$14,595

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income (Loss)	$(4,032)	$(1,715)	$9,878	$14,621
Other Comprehensive Income (Loss), net
Less:	-	(17)	(89)	(5)
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	13	13	39	26
Comprehensive Income (Loss)	$(4,045)	$(1,728)	$9,839	$14,595

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$1,183	$5,612
Accounts receivable less allowance of $5,900 and $3,300, respectively	40,369	41,675
Loan receivable	12,000	-
Unbilled revenues	6,127	17,793
Current regulatory assets	26,961	27,910
Deferred income taxes	1,032	1,535
Natural gas in storage, at average cost	43,649	57,654
Materials and supplies, at average cost	2,209	1,904
Current portion of derivative assets	-	1,487
Other	265	7,551
Total Current Assets	133,795	163,121

Other investments	1,804	1,872

Net Property, Plant and Equipment	428,172	422,146

Regulatory Assets (future amounts owed from customers through the ratemaking process)	115,431	132,097

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,344	1,415
Deferred income taxes	21,269	17,109
Goodwill	79,341	79,341
Other	594	563
Total Deferred Charges and Other Assets	102,548	98,428

Total Assets	$781,750	$817,664

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$8,802	$8,802
Accounts payable	22,583	44,686
Accrued liabilities	13,034	15,233
Current regulatory liabilities	7,790	3,932
Interest accrued	2,393	2,647
Taxes accrued	10,221	5,527
Total Current Liabilities	64,823	80,827

Noncurrent Liabilities
Pension accrued	42,431	53,046
Other post-retirement benefits accrued	17,088	17,264
Other	9,772	9,779
Total Noncurrent Liabilities	69,291	80,089

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	158,833	151,465

Commitments and Contingencies

Capitalization
Long-term debt	153,376	155,006

Preferred Stock
Redeemable preferred stock, noncontrolling interests	750	750

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	336,546	351,546
Retained earnings (accumulated deficit)	(35,237)	(35,476)
Accumulated other comprehensive income	135	224
Net Common Stock Equity	334,677	349,527

Total Capitalization	488,803	505,283

Total Liabilities and Capitalization	$781,750	$817,664

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash Flows From Operating Activities
Net Income	$9,878	$14,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,048	15,096
Deferred income taxes	(5,878)	4,424
Pension expense	3,254	3,328
Deferred purchased gas	15,281	11,404
Other non-cash items, net	5,434	(2,388)
Changes in:
Accounts receivable, net	(1,292)	7,321
Unbilled revenues	11,666	12,182
Prepayments	3,624	4,865
Natural gas in storage	14,005	13,159
Accounts payable	(22,174)	(5,528)
Accrued pension	(13,378)	(9,458)
Taxes accrued	8,522	(6,524)
Accrued liabilities	(2,199)	(336)
Other assets	2,649	(347)
Other liabilities	(929)	(973)
Total Adjustments	35,633	46,225
Net Cash provided by Operating Activities	45,511	60,846

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(13,204)	(7,599)
Loan receivable	(12,165)	(40,000)
Other	68	(2)
Net Cash (used in) Investing Activities	(25,301)	(47,601)

Cash Flows from Financing Activities
Distribution of capital	(15,000)	-
Payment of common stock dividend	(9,600)	(60,000)
Other	(39)	(54)
Net Cash (used in) Financing Activities	(24,639)	(60,054)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(4,429)	(46,809)
Balance at beginning of period	5,612	49,521
Balance at end of period	$1,183	$2,712

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,518	$768

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	10,634,436	$33,233	$351,546	$(35,476)	$224	$349,527

Net income				9,878		9,878
Other comprehensive income, net of tax					(89)	(89)
Payment of common stock dividend				(9,600)		(9,600)
Payment of preferred stock dividend				(39)		(39)
Distribution of capital			(15,000)			(15,000)
Balance as of June 30, 2012	10,634,436	$33,233	$336,546	$(35,237)	$135	$334,677